                                                                    EXHIBIT 1.1





                                9,500,000 SHARES

                              INNKEEPERS USA TRUST

                      COMMON SHARES OF BENEFICIAL INTEREST


                             UNDERWRITING AGREEMENT

                                                                   July 24, 1997

LEHMAN BROTHERS
MONTGOMERY SECURITIES
BEAR, STEARNS & CO. INC.
ALEX. BROWN & SONS INCORPORATED
EVEREN SECURITIES, INC.
SALOMON BROTHERS INC
As Representatives of the several
  Underwriters named in Schedule 1,
c/o LEHMAN BROTHERS
Three World Financial Center
New York, New York 10285

Ladies and Gentlemen:

              Innkeepers USA Trust, a Maryland real estate investment trust (the "Company", which term shall also include, where appropriate, each of the subsidiaries of the Company defined in Section 15 hereof, as the context requires) proposes to sell 9,500,000 shares (the "Firm Stock") of the Company's authorized but unissued common shares of beneficial interest, par value $0.01 per share (the "Common Shares"). In addition, the Company proposes to grant to the Underwriters named in Schedule 1 hereto (the "Underwriters") an option to purchase up to an additional 1,425,000 Common Shares on the terms and for the purposes set forth in Section 2 (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters named in Schedule 1 hereto (the "Underwriters") and the agreement of the Partnership (as defined in Section 15 hereof) with respect thereto.




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       1.     Representations, Warranties and Agreements of the Company and the
Partnership. The Company and the Partnership, jointly and severally, represent, warrant and agree that:

              (a) A registration statement on Form S-3 (No. 333-20309) with respect to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rule and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement have been delivered by the Company to you as the representatives (the "Representatives") of the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Registration Statement" means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein at such time and all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 5(a) hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; "Base Prospectus" means the prospectus dated April 11, 1997 included in the Registration Statement at the Effective Time; "Preliminary Prospectus" means the Preliminary Prospectus Supplement subject to completion dated July 11, 1997, together with the Base Prospectus, as filed with the Commission pursuant to Rule 424(b)(5) of the Rules and Regulations; and "Prospectus" means the Prospectus Supplement dated July 24, 1997, together with the Base Prospectus, as filed with the Commission pursuant to Rule 424(b)(5) of the Rules and Regulations. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to
       Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

              (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the



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       Prospectus will, when they become effective or are filed with the
       Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

              (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

              (d) The Company and each of its subsidiaries, the Lessee (as defined in Section 15 hereof) the Partnership, the General Partner (as defined in Section 15 hereof) and, to the Company's knowledge, the Summerfield Suites Lessee (as defined in Section 15 hereof) have been duly formed and are validly existing as real estate investment trusts, partnerships or corporations, as applicable, in good standing under the laws of their respective jurisdictions of formation, are duly qualified to do business and are in good standing as foreign real estate investment trusts, partnerships or corporations, as applicable, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except for jurisdictions in which the failure to so qualify would not have a material adverse effect upon the Company, the Lessee, the Summerfield Suites Lessee or the Partnership, as the case may be, and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.


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              (e)    Innkeepers Financial Corporation (the "First General
       Partner") is and will on each Delivery Date be the sole general partner of Innkeepers USA Limited Partnership, and upon the consummation of the transactions contemplated hereby and the application of the proceeds therefrom as described in the Prospectus, will be the holder of partnership units in the Partnership (the "Units") (assuming no Option Stock is sold) representing an approximate 81% interest in the Partnership. Upon the consummation of the transactions contemplated hereby, the First General Partner will own the Units it holds free and clear of all liens, encumbrances, equities, claims, security interests, voting trusts or charges.

              (f) Except as set forth in the Prospectus, each of the Company, the Partnership, the Lessee, each property to be owned by the Partnership as of the First Delivery Date (as defined below), and, to the Company's knowledge, the Summerfield Suites Lessee is, and after the consummation of the transactions contemplated hereby will be, in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of its business, all of which are valid and in full force and effect.

              (g) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of beneficial interest of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

              (h) The unissued shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable; and the Stock will conform to the description thereof contained in the Prospectus.

              (i) The execution, delivery and performance of this Agreement by the Company and the Partnership and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Partnership or any of their respective subsidiaries is a party or by which the Company or the Partnership or any of their respective subsidiaries is bound or to which any of the property or assets of the Company or the Partnership or any of their respective subsidiaries is subject, nor will such actions result in any violation of the provisions of the organizational documents of the Company or the Partnership or any of their respective subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the




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       Partnership or any of their respective subsidiaries or any of their properties or assets; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the Partnership and the consummation of the transactions contemplated hereby.

              (j) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and the Partnership and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to include any securities in the securities registered pursuant to the Registration Statement.

              (k) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

              (l) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

              (m) Coopers & Lybrand L.L.P., who have certified certain financial statements of the Company, whose report appears in the Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 7(g) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

              (n) The Company or the Partnership and each of their respective subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are


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       described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Partnership and their respective subsidiaries; and all real property and buildings held under lease by the Company or the Partnership and their respective subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Partnership and their respective subsidiaries.

              (o) The Company, the Partnership and each of their respective subsidiaries or the applicable lessees carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

              (p) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company, the Partnership or any of their respective subsidiaries is the subject, which, if determined adversely to the Company, the Partnerships or any of their respective subsidiaries, might have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

              (q) The conditions for use of Form S-3 for the registrant, as set forth in the General Instructions thereto, have been satisfied.

              (r) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

              (s) No labor disturbance by the employees of the Company or the Lessee exists or, to the knowledge of the Company, is imminent and, to the Company's knowledge, no labor disturbance by the employees of the Summerfield Suites Lessee exists or is imminent which, in any case, might be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company or the Lessee or their respective subsidiaries or the Summerfield Suites Lessee.

              (t) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in


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       ERISA) has occurred with respect to any "pension plan" (as defined in
       ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

              (u) The Company and the Partnership have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company, the Partnership or any of their respective subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, the Partnership or any of their respective subsidiaries, might have) a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries.

              (v) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, neither the Company nor the Partnership has
       (i) issued any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any distribution on its capital stock or partnership interests.

              (w) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

              (x) Neither the Company, the Partnership nor any of their respective subsidiaries (i) is in violation of its charter or by-laws or other organizational documents or (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject.



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              (y)    Neither the Company, the Partnership nor any of their
       respective subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Partnership or any of their respective subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

              (z) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company, the Partnership or any of their respective subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from the property now or previously owned or leased by the Company or the Partnership or their respective subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries or the Partnership; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company, the Partnership or any of their respective subsidiaries or with respect to which the Company, the Partnership or any of their respective subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company, the Partnership and their respective subsidiaries. As used herein, the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

              (aa) Neither the Company nor any subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

              (ab) The issuance of Units by the Partnership in exchange for the Company's contribution to the Partnership through the General Partner of the



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       net proceeds from the sale of the Stock to the Underwriters hereunder has been duly authorized and, when issued in the manner set forth in the Prospectus, such Units will be validly issued. The Units will be issued in compliance with all federal and state securities laws, are not, or will not be, issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities and conform in all material respects to the description thereof contained in the Prospectus. The offer, issue, sale and delivery of the Units in connection with the transactions referenced herein (i) constitute exempted transactions under the registration provisions of the Act and
       (ii) will comply with all federal securities, real estate syndication and Blue Sky laws. All issuances of securities in connection with the acquisition of the Summerfield Hotels complied with all applicable state and federal laws and regulations.

              (ac) To the knowledge of the Company (i) no lessee, licensee, concessionaire or vendor of any portion of any of the Hotels (as defined in the Prospectus) is in default under any of the leases, licenses or franchise agreements governing such properties and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, licenses or franchise agreements, except such defaults that would not, upon consummation of the transactions contemplated hereby, have a material adverse effect on the condition (financial or otherwise) or on the earnings, business affairs or business prospects of the Company, the Partnership, the Lessee or the Summerfield Suites Lessee; (ii) the current and intended use and occupancy of each of the Hotels complies with all applicable codes and zoning laws and regulations, if any, except for such failures to comply which would not, upon consummation of the transactions contemplated hereby, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or on the earnings, business affairs or business prospects of the Company, the Partnership or the Lessee; and (iii) there is no pending or threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to any of the Hotels except such proceedings or actions that would not after consummation of the transactions contemplated hereby have a material adverse effect on the condition (financial or otherwise) or on the earnings, business affairs or business prospects of the Company or the Partnership.

              (ad) In connection with the Partnership's acquisition of each Hotel, the Partnership obtained title insurance in favor of the Partnership with respect to each of the Hotels in an amount at least equal to the purchase price of each such Hotel.

              (ae) The mortgages and deeds of trust encumbering the Hotels are not convertible nor, upon the consummation of the transactions contemplated hereby, will the Company or the Partnership hold a participating interest therein and such mortgages and deeds of trust are not cross-defaulted or



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       cross-collateralized to any property not to be owned directly or indirectly by the Company or the Partnership.

              (af) The Company is organized and operated in a manner so as to qualify as a "real estate investment trust" ("REIT") under Sections 856 through 860 of the Code, and has elected to, is qualified to and intends to remain qualified to, be taxed as a REIT under the Code and pursuant to any applicable state tax laws. As of the First Delivery Date, less than 15 percent of the aggregate adjusted tax bases of both the personal property and the real property (the "Total Bases") to be leased pursuant to any Percentage Lease (as defined in Section 15) shall consist of the adjusted tax bases of the personal property (the "Personal Property Bases"), except in each instance where the failure to maintain such ratios will not disqualify the Company's election as a REIT or otherwise have a material adverse effect on the business and operations of the Company; in each succeeding year the Personal Property Bases in connection with each Percentage Lease will not exceed 15 percent of the Total Bases for such lease, except in each instance where the failure to maintain such ratios will not cause the Company to fail to qualify as a REIT or otherwise have a material adverse effect on the business and operations of the Company; and the Company has received a segmentation study from the Company's tax accountant substantially to the same effect as such studies previously delivered. The Company does not know of any event which would cause or is likely to cause the Company to fail to qualify as a REIT at any time. All of the assets, liabilities and items of income, deduction and credit of the Partnership are, and following the consummation of the transactions contemplated hereby, will be, treated as assets, liabilities and items of income, deduction and credit of the Company under the provisions of the Code and the Partnership is not, nor will it be, treated as a separate corporation under the provisions of the Code. The Partnership is, and upon the consummation of the transactions contemplated hereby will be, treated for federal income tax purposes as a partnership and not as an association taxable as a corporation.

              (ag) No environmental engineering firm which prepared Phase I environmental assessment reports with respect to the Hotels as set forth in the Registration Statement was employed for such purpose on a contingent basis or has any substantial interest in the Company, the Partnership or the Lessee.

              (ah) The leasing and operation of the Hotels by the Lessee, by a management company engaged by the Lessee, or by the Summerfield Suites Lessee, as applicable, have been consented to by each of the franchisors under which such Hotels are operated, including, without limitation, Summerfield Hotel Corporation (each a "Franchisor" and collectively the "Franchisors"), to the extent applicable, and the consummation of the transactions contemplated hereby will not result in a breach of any franchise agreement (individually a "Franchise Agreement" and collectively the "Franchise Agreements"). There are no franchise agreements and/or franchise licenses in connection with the Hotels except for the franchise agreements and/or licenses with the Franchisors.



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              (ai)   The personal property (including, but not limited to,
       furniture, equipment, bedding and towels) held by the Partnership immediately prior to the First Delivery Date as part of the Hotels will be adequate to enable the Partnership and the Lessee to continue to conduct the operations of the Hotels in the manner in which such operations have normally been conducted by the prior owners and the Partnership.


              (aj) None of the Company, the Partnership, the Lessee, any of their affiliates nor, to the Company's knowledge, the Summerfield Suites Lessee, does business with the government of Cuba or with any person or affiliate located in Cuba in violation of Section 517.075 of the Florida Statutes.

              (ak) The Company is not and will not upon consummation of the transactions contemplated hereby be in default of its obligations, covenants and agreements contained in the Term Loan and/or the Line of Credit (each as defined in the Prospectus).


       2. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 9,500,000 shares of the Firm Stock to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set opposite that Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

       In addition, the Company grants to the Underwriters an option to purchase up to 1,425,000 shares of Option Stock. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set opposite the name of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts. The price of both the Firm Stock and any Option Stock shall be $13.23 per share.

       The Company shall not be obligated to deliver any of the Stock to be delivered on the First Delivery Date or the Second Delivery Date (as defined below), as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.


       3. Offering of Stock by the Underwriters. Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

       4. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the office of O'Melveny & Myers LLP, 153 East 53rd Street, 54th floor, New York, New York, at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

       At any time on or before the thirtieth day after the date of this Agreement the option granted in Section 2 may be exercised by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date."

       Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Second Delivery Date.

       5.     Further Agreements of the Company. The Company agrees:

              (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the last Delivery Date except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

              (b) To furnish promptly to each of the Representatives and to counsel for the Underwriters a copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

              (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request:
       (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (iii) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

              (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

              (e) From the date hereof through the First Delivery Date, prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;

              (f) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

              (g) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

              (h) For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock other than the grant of options pursuant to option plans existing on the date hereof, including redemption of Units), without the prior written consent of Lehman Brothers Inc. and to cause each officer of the Company to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock for a period of 90 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc.;

              (i) Prior to the Effective Date, to apply for the inclusion of the Stock on the New York Stock Exchange, Inc. and to use its best efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date;

              (j) To apply the net proceeds from the sale of the Stock as set forth in the Prospectus;

              (k) To take such steps as shall be necessary to ensure that neither the Company, the Partnership nor any of their respective subsidiaries shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder;

              (l) Unless otherwise determined by the Company's Board of Trustees, the Company will continue to meet the requirements to qualify as a REIT, effective for the year ending December 31, 1994 and thereafter;

              (m) The Company and the Partnership in good faith will enforce the terms of any agreements with the Lessee and any parties affiliated with the Lessee, including, without limitation, the Share Purchase Agreement by and among Jeffrey H. Fisher, Frederic M. Shaw and the Company;

              (n) The Company or the Partnership, as applicable, has made available to you or your counsel, and you acknowledge receipt of by you or your counsel, each of the following with respect to each Hotel owned by the Partnership:

                     (i) A copy of the deed therefor, naming the Partnership as the grantee thereunder;

                     (ii) A standard ALTA Owner's Title Insurance Policy naming the Partnership as named insured and insuring (or committing to insure) that the Partnership thereof owns fee title to the real property and fixtures comprising such Hotel in an amount not less than the amount of the purchase price of such Hotel, and contain as exceptions to title only the exceptions described in the Prospectus, and such exceptions which do not materially adversely affect the current or potential use to be made of the Hotel by the Partnership or the Lessee or the market value of the Property to the Partnership (the "Permitted Exceptions");

                     (iii)  An ALTA survey of each Hotel;

                     (iv) Policies or certificates of insurance relating to such Hotel evidencing coverages and in amounts customarily obtained by owners of similar properties;

                     (v) UCC, judgment and tax lien searches confirming that the personal property comprising a part of the Hotel is subject to no Liens other than Permitted Exceptions; and

                     (vi) An engineering (structural) report from an engineer or engineers;

                     (vii) A Phase I environmental report from an environmental engineer or engineers.


       6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (f) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. ("NASD") of the terms of sale of the Stock; (g) any applicable listing or other fees; (h) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5 (h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); and (i) all other costs and expenses incident to the performance of the obligations of the Company; provided that, except as provided in this Section 6 and in Section 11 the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.


       7. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

              (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

              (b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of O'Melveny & Myers LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

              (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

              (d) Hunton & Williams, counsel to the Company, the Partnership and the Lessee, shall have furnished to the Representatives their written opinion, as counsel to the Company, Partnership and the Lessee, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                     (i) The Company, the Partnership and the Lessee have been duly formed and are validly existing as real estate investment trusts, partnerships or corporations, as applicable, in good standing under the laws of their respective jurisdictions of formation and have the corporate or partnership authority, as applicable, to own or hold their respective properties and conduct their businesses as described in the Prospectus;

                     (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the shares of Stock being delivered on such Delivery Date) have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus;

                     (iii) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company's declaration of trust

              (except as transferability may be specifically restricted in the Company's declaration of trust) or by-laws or any agreement or other instrument known to such counsel;

                     (iv) To such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company, the Partnership or the Lessee is a party or of which any property or assets of the Company or the Partnership is the subject which, if determined adversely to the Company, the Partnership or the Lessee might have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company or the Lessee; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                     (v) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission;

                     (vi) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to such Delivery Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; and the documents incorporated by reference in the Prospectus and any further amendment or supplement to any such incorporated document made by the Company prior to such Delivery Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

                     (vii) To such counsel's knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations;

                     (viii) The execution and delivery of this Agreement have
              been duly authorized by the Company and the Partnership and this Agreement has been executed and delivered by the Company and the Partnership and, assuming due authorization, execution and delivery by the Underwriters, constitutes a valid and binding agreement of each of the Company and the Partnership enforceable against the Company and the Partnership in accordance with its terms, except as may be limited or otherwise affected by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and by principles of equity, whether considered at law or in equity, and except as to those provisions relating to indemnity or contribution for liabilities arising under the Act as to which no opinion need be expressed; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of this Agreement by each of the Company and the Partnership or the issuance and sale of the Stock, except such as have been obtained and are in full force and effect under the Act and such as may be required under applicable Blue Sky or Canadian securities laws in connection with the purchase and distribution of the Common Shares by the Underwriters and the clearance of such offering with the NASD;

                     (ix) The issuance and sale of the shares of Stock being delivered on such Delivery Date by the Company and the issuance and sale of the Units to the Company by the Partnership and the compliance by the Company and the Partnership with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries or the Partnership is a party or by which the Company or any of its subsidiaries or the Partnership is bound or to which any of the property or assets of the Company or any of its subsidiaries or the Partnership is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets.

                     (x) To such counsel's knowledge, except as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company or the Partnership and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

                     (xi) No transfer taxes are required to be paid to the states of Maryland and New York in connection with the sale and delivery of the Stock to the Underwriters hereunder;

                     (xii) The information in the Prospectus (or incorporated therein by reference) set forth under the captions "Risk Factors -- Tax Risks," "Distribution Policy and Price Range of Common Shares" (as it relates to distributions only), "Shares Available for Future Sale," "Federal Income Tax Considerations" and "Certain Federal Income Tax Considerations" to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

                     (xiii) All necessary action on behalf of the Partnership
              has been taken in order validly to authorize the Units which will be issued in connection with the transactions contemplated hereby; when issued and delivered against payment therefor as provided in the Partnership Agreement all outstanding Units (including those issued in the transactions contemplated hereby) will be duly and validly issued, and the issuance of such Units will be exempt from the registration requirements of the Act and applicable state securities laws; and, to such counsel's knowledge other than as described in the Prospectus, such Units will not be issued in violation of or subject to any statutory, or to such counsel's knowledge, other preemptive rights or other rights to subscribe for or purchase any securities; and conform in all material respects to the description thereof contained in the Registration Statement;

                     (xiv) The Company is organized in conformity with the requirements for qualification as a REIT pursuant to Sections 856 through 860 of the Code and the Company's proposed method of operation as described under the caption "Federal Income Tax Considerations" in the Prospectus will enable it to meet the requirements for qualification and taxation as a REIT under the Code; and the Partnership will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation.

       In rendering such opinion, such counsel may (i) state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of Virginia and Maryland, as applicable, and that such counsel is not admitted in other jurisdictions; (ii) rely (to the extent such counsel deems proper and specifies in its opinion), as to matters involving the application of laws of other jurisdictions, upon the opinion of other counsel of good standing, provided that such other counsel is satisfactory to counsel for the Underwriters and furnishes a copy of its opinion to the Representatives; and (iii) in respect of matters of fact, rely upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both the Underwriters and they are justified in relying upon such opinions and certificates. Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, and (y) based on the foregoing, no facts have come to the attention of such counsel which lead them to believe that (I) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (other than the statistical and financial data contained therein, as to which such counsel need express no opinion or belief), or that the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (other than the statistical and financial data contained therein, as to which such counsel need express no opinion or belief) or (II) any document incorporated by reference in the Prospectus or any further amendment or supplement to any such incorporated document made by the Company prior to such Delivery Date, when they became effective or were filed with the Commission, as the case may be, contained, in the case of a registration statement which became effective under the Securities Act, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (other than the statistical and financial data contained therein, as to which such counsel need express no opinion or belief), or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (other than the statistical and financial data contained therein, as to which such counsel need express no opinion or belief). The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except as specifically provided above.

              (e) The Representatives shall have received from O'Melveny & Myers LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

              (f) At the time of execution of this Agreement, the Representatives shall have received from Coopers & Lybrand L.L.P. a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

              (g) With respect to the letter of Coopers & Lybrand L.L.P. referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

              (h) The Company and the Partnership shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its Chief Financial Officer, its Secretary or an authorized officer of its general partner, as applicable, stating that:

                     (i) The representations, warranties and agreements of the Company and the Partnership in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 7(a) and 7(i) have been fulfilled; and

                     (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

              (i) (i) Neither the Company nor any of its subsidiaries nor the Partnership shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or
       (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or the Partnership or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

              (j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction,
       (ii) a banking moratorium shall have been declared by Federal or Florida authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

              (k) The New York Stock Exchange, Inc. shall have approved the Stock for inclusion, subject only to official notice of issuance.

              (l) The Company shall have delivered to the Underwriters a segmentation study from the Company's tax accountant, as described in
       Section 1(af).

              All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.


              8.     Indemnification and Contribution.

                     (a) The Company and the Partnership, jointly and severally, shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Partnership shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Partnership shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Company or Partnership may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

                     (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors, the Partnership, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

                     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or the Partnership under this Section 8 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company or the Partnership; provided, however, that the Company and the Partnership shall only be obligated to pay the reasonable fees and expenses of a single law firm employed by all the indemnified parties. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                     (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Partnership on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Partnership on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Partnership on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Partnership and information supplied by the Company shall also be deemed to have been supplied by the Partnership. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

                     (e) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Stock by the Underwriters set forth on the cover page of, the legend concerning over-allotments on the top of the first page of, and the third eighth, ninth and thirteenth paragraphs appearing under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such

              Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.


              9.     Defaulting Underwriters.

              If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in
Schedule 1 hereto who, pursuant to this Section 9, purchases Firm Stock which a defaulting Underwriter agreed but failed to purchase.

              Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.


              10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(i) or 7(j), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.


              11. Reimbursement of Underwriters' Expenses. If the Company shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled (other than as set forth in Section 7(j)), the Company and the Partnership will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives(s). If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.


              12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                     (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention:
              Syndicate Department (Fax: 212-526-6588), with a copy, in the case of any notice pursuant to Section 8(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 3 World Financial Center, 10th Floor, New York, NY 10285, with a copy to O'Melveny & Myers LLP, 275 Battery Street, 26th Floor, San Francisco, California 94111, Attn: Peter T. Healy, Esq. (Fax:
              415-984-8701);

                     (b) if to the Company or to the Partnership, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement,
              Attention: Mr. Jeffrey H. Fisher (Fax: 561-835-0457), with a copy to Mark A. Murphy, Esq. at the same address, and Hunton & Williams, 2000 Riverview Tower, 900 South Gay Street, Knoxville, Tennessee, Attn: David C. Wright, Esq. (Fax: 423-549-7704);

provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives.


              13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Partnership and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Partnership contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of trustees of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.


              14. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Partnership and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.


              15. Definition of the Terms "business day", "subsidiary", "Partnership", "General Partner", "Lessee", "Percentage Lease" and "Summerfield Suites Lessee". For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations, (c) "Partnership" means Innkeepers USA Limited Partnership, a Virginia limited partnership, and each subsidiary partnership (each, a "Subsidiary Partnership"), as the context requires, (d) "General Partner" means collectively, as the context requires, the First General Partner and each of the general partners of the Subsidiary Partnerships, (e) "Lessee" means JF Hotel, Inc., a Virginia corporation, and its sister corporations which lease hotels from the Partnership, as the context requires, which term shall also include, as the context requires, affiliates thereof, (f) "Percentage Lease" means any lease entered into by and between the Partnership and (i) the Lessee or (ii) the Summerfield Suites Lessee, and (g) Summerfield Suites Lessee means Summerfield Suites Lease Company, L.P.


              16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.


              17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.


              18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

              If the foregoing correctly sets forth the agreement among the Company, the Partnership and the Underwriters, please indicate your acceptance in the space provided for that purpose below.


                                          Very truly yours,

                                          INNKEEPERS USA TRUST



                                          By:
                                                  -----------------------------

                                          Name:
                                                  -----------------------------

                                          Title:
                                                  -----------------------------



                                          INNKEEPERS USA LIMITED
                                          PARTNERSHIP

                                          By:  INNKEEPERS FINANCIAL
                                               CORPORATION

                                               Its: General Partner


                                               By:
                                                      -------------------------

                                               Name:
                                                      -------------------------

                                               Title:
                                                      -------------------------

Accepted:

LEHMAN BROTHERS
MONTGOMERY SECURITIES
BEAR, STEARNS & CO. INC.
ALEX. BROWN & SONS INCORPORATED
EVEREN SECURITIES, INC.
SALOMON BROTHERS INC

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

By:      LEHMAN BROTHERS


         By:
                 ---------------------------
                  Authorized Representative

                                   SCHEDULE 1



                                                                 Number of
                                                                    Shares
Underwriters                                                     ---------
------------

Lehman Brothers                                                  1,260,875


Montgomery Securities                                            1,260,825

Bear, Stearns & Co. Inc.                                         1,260,825

Alex. Brown & Sons Incorporated                                  1,260,825

EVEREN Securities, Inc.                                          1,260,825

Salomon Brothers Inc                                             1,260,825


Deutsche Morgan Grenfell Inc.                                      150,000

A.G. Edwards & Sons, Inc.                                          150,000

Legg Mason Wood Walker, Incorporated                               150,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated                 150,000

Morgan Keegan & Company, Inc.                                      150,000

Paine Webber Incorporated                                          150,000

Prudential Securities Incorporated                                 150,000

Smith Barney Inc.                                                  150,000


Arnhold and S. Bleichroeder, Inc.                                  105,000

J.C. Bradford & Co.                                                105,000

Genesis Merchant Group Securities                                  105,000

Raymond James & Associates, Inc.                                   105,000

Ryan, Beck & Co.                                                   105,000

Sands Brothers & Co., Ltd.                                         105,000

Tucker Anthony Incorporated                                        105,000
                                                                 ---------


         Total                                                   9,500,000
                                                                 =========


                                   Schedule 1